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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 11, 2002, except for Note 12, as to which the date is April 3, 2002, with respect to the financial statements and schedule of Pinnacle Airlines, Inc. (formerly Express Airlines I, Inc.) included in Amendment No. 2 to the Registration Statement (Form S-1) of Pinnacle Airlines Corp.

                      /s/ Ernst & Young LLP

Memphis, Tennessee
April 26, 2002

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CONSENT OF INDEPENDENT AUDITORS